                                   EX-99.2

                         Lewis Supply Company, Inc.

                        Audited Financial Statements

                    Years ended January 31, 1997 and 1996


                                  Contents

Report of Independent Auditors

Audited Financial Statements

Balance Sheets
Statements of Income
Statements of Shareholders' Equity
Statements of Cash Flows
Notes to Financial Statements




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                       Report of Independent Auditors

The Board of Directors and Shareholders
Lewis Supply Company, Inc.

We have audited the accompanying balance sheets of Lewis Supply Company, Inc. as of January 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lewis Supply Company, Inc. at January 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



May 16, 1997                                         /s/Ernst & Young LLP




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                         Lewis Supply Company, Inc.

                               Balance Sheets

                                               JANUARY 31
                                            1997             1996
Assets

Current assets:
 Accounts receivable, net of allowance
  of $33,860 and $44,091 at January 31,
  1997 and 1996, respectively           $  4,034,321       $4,671,239
 Inventories held for sale                 6,909,026        6,272,630
 Other assets                                241,025          209,430
                                        _______________________________

Total current assets                      11,184,372       11,153,299

Property and Equipment:
 Land                                         28,717           28,717
 Buildings and improvements                  561,097          561,097
 Computer equipment                        1,066,336        1,009,523
 Office furniture and fixtures               238,183          230,577
 Motor vehicles                               41,600           41,600
 Warehouse equipment                         112,733           89,234
                                        _____________________________
                                           2,048,666        1,960,748
 Less accumulated depreciation             1,163,075          930,855
                                        ______________________________
                                             885,591         1,029,893

Other assets                                  34,443            10,979
                                        ______________________________
Total assets                             $12,104,406       $12,194,171




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                                                 JANUARY 31
                                            1997           1996


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                       $ 2,822,795         3,627,127
 Line of credit                           4,294,017         4,922,489
 Accrued payroll and related taxes          550,196           369,424
 Accrued expenses                            98,614           143,387
 Current maturities of long-term debt       158,061            52,336
                                         _____________________________
Total current liabilities                 7,923,683          9,114,763

Long-term debt, less current maturities     442,735            125,723
                                         _____________________________
Total liabilities                         8,366,418           9,240,486


Shareholders' equity:
 Common stock, $10 par value:
 Authorized shares-50,000
 Issued and outstanding shares-49,901       499,010            499,010
 Additional paid-in capital                 743,484            743,484
 Retained earnings                        2,745,494          1,961,191
                                        ________________________________
                                          3,987,988          3,203,685
 Less cost of 6,250 shares held
   in treasury                              250,000            250,000
                                        ________________________________
Total shareholders' equity                 3,737,988          2,953,685
                                        ________________________________
Total liabilities and shareholders'
    equity                              $ 12,104,406          12,194,171

See accompanying notes.




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                         Lewis Supply Company, Inc.

                            Statements of Income
                                                JANUARY 31
                                        1997                    1996

Net sales                          $ 39,399,612             $ 38,014,568
Cost of goods sold                   31,438,932               30,406,098
                                    _____________________________________
                                      7,960,680                7,608,470
Operating expenses-
 Shipping and warehouse                 329,446                  358,113
 Delivery                               114,540                  113,546
 Selling                              3,126,026                3,054,839
 General and administrative           2,323,446                2,560,733
 Interest                               421,012                  401,572
 Employee bonuses                       497,895                  348,739
                                     ____________________________________
                                      6,812,365                6,837,542
                                     ____________________________________
                                      1,148,315                  770,928


Other income (expense):
 Gain on contract settlement            233,101
 Other income (expense)                (129,809)                  37,396
                                      ___________________________________
                                        103,292                   37,396
Income before income taxes            1,251,607                  808,324
Income tax expense                       88,658                   89,137
                                      ___________________________________
Net income                            1,162,949                  719,187

See accompanying notes.




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
                         Lewis Supply Company, Inc.

                     Statements of Shareholders' Equity

                                ADDITIONAL                           TOTAL
                       COMMON    PAID-IN     RETAINED    TREASURY   SHAREHOLDERS'
                        STOCK     CAPITAL    EARNINGS     STOCK       EQUITY
Balance at January
   31, 1995           $499,010   $743,484   $1,411,801    $(250,000)  $2,404,295
  Distributions to
   shareholders                               (169,797)                (169,797)
  Net income                                   719,187                  719,187

                      ___________________________________________________________
Balance at January
   31, 1996             499,010    743,484   1,961,191    (250,000)    2,953,685
 Distributions to
  shareholders                                (378,646)                 (378,646)
 Net income                                  1,162,949                 1,162,949
Balance at January
   31, 1997             499,010      743,484  2,745,494    (250,000)   3,737,988



See accompanying notes.

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                         Lewis Supply Company, Inc.

                          Statements of Cash Flows


                                                      YEAR ENDED JANUARY 31
                                                   1997                  1996

OPERATING ACTIVITIES:
Net income                                     $ 1,162,949         $   719,187
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
 Loss on asset disposal                              4,853
 Gain on contract settlement                      (233,101)
 Depreciation                                       240,575            217,290
 Provision for doubtful accounts                     12,020             16,500
 Changes in operating assets and liabilities:
  Accounts receivable                               624,898          (1,169,566)
  Inventories held for sale                        (636,396)           (666,273)
  Accounts payable and accrued expenses            (435,232)            888,716
  Other                                             (55,059)           (199,952)
 Net cash provided by (used in) operating    --------------------------------
     activities                                     685,507            (194,098)


INVESTING ACTIVITIES:
 Purchase of property and equipment                (101,126)           (369,678)

FINANCING ACTIVITIES:
 Proceeds from borrowings on note payable and
 long-term debt                                    2,120,256          1,957,882
 Principal payments on note payable and
 long-term debt                                   (2,325,991)        (1,271,371)
 Distributions to shareholders                      (378,646)         (169,797)
                                                 ______________________________
 Net cash provided by (used in) financing
 activities                                         (584,381)          516,714
                                                 ______________________________
 Net change in cash                                     -              (47,062)
                                                 ______________________________
 Cash at beginning of year                              -               47,062
                                                 ______________________________
 Cash at end of year                                 $  -               $  -


See accompanying notes.




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                         Lewis Supply Company, Inc.

                        Notes to Financial Statements

                              January 31, 1997


1.   ACCOUNTING POLICIES

ORGANIZATION

The Company is a wholesale and retail distributor of hardware and mill supplies. The Company's customers are located primarily in Arkansas, Mississippi and Tennessee. The Company performs credit evaluations of its customers' financial condition and generally does not require collateral. The Company had three customers which accounted for 14%, 11% and 9%, respectively, of sales during the year ended January 31, 1997. The Company had two customers which accounted for 17% and 11%, respectively, of sales during the year ended January 31, 1996.

INVENTORIES HELD FOR SALE

Inventories are stated at the lower of average cost or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

INCOME TAXES

The Company operates under Subchapter S of the Internal Revenue Code and consequently, it is not subject to federal income tax. The shareholders include the Company's operations in their own income for federal income tax purposes. Management is not aware of any course of events that has occurred that might adversely affect the qualification of the Company as a Subchapter S corporation.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.




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                         Lewis Supply Company, Inc.

                  Notes to Financial Statements (continued)



2.   LINE OF CREDIT AND LONG-TERM DEBT

The line of credit represents borrowings outstanding under a $6,000,000 ($5,500,000 at January 31, 1996) line of credit that is secured by the Company's accounts receivable and inventory. The line of credit is payable on demand and bears interest at the bank's prime rate plus one-quarter percent (8.5% at January 31, 1997).

The line of credit agreement contains, among other things, certain restrictions relating to the ratio of total liabilities to tangible net worth, minimum net worth and minimum working capital.

During December 1996, the Company entered into a $500,000 promissory note with a bank. Principal payments of $8,333 plus interest are due monthly beginning February 1, 1997, The remaining unpaid principal and interest is due on January 1, 2000. The note bears interest at a rate of 9.5%.

The amount of interest paid was approximately $421,000 in 1997 and $398,000 in 1996.

3.   SHAREHOLDERS' EQUITY

The Company has an option to repurchase all stock owned by any Company shareholder.

4.   OPERATING LEASES

The Company leases buildings, equipment, and vehicles under noncancelable operating leases. Future minimum payments, by year and in the aggregate, under noncancelable operating leases with terms of one year or more are as follows at January 31, 1997:

          1998    $ 152,776
          1999        8,192
                    _______
          Total    $160,968

Total rent expense for all operating leases was $153,000 in 1997 and $110,000 in 1996. The building lease agreements include provisions for two-year renewal options followed by a three-year renewal option and purchase options at fair value.




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                         Lewis Supply Company, Inc.

                  Notes to Financial Statements (continued)


5.   EMPLOYEE BENEFITS

The Company has a Deferred Profit Sharing Plan for its employees. Employees can participate if they have one year of service and have reached age 21. Participants can contribute to the plan by electing to defer a percentage of their annual earnings. The Company matches participants' basic contributions up to a specified percentage. Contribution expense was approximately $64,000 in 1997 and $47,000 in 1996.

6.   GAIN ON CONTRACT SETTLEMENT

During December 1996, the Company entered into an agreement with a customer to resolve all monetary issues related to the existing contract between the Company and the customer and results of prior internal audits performed by the customer as of December 1, 1996. The Company recorded a gain of $233,101 on the settlement.

7.   PHANTOM STOCK OPTION PLAN

During the year ended January 31, 1997, the Board of Directors of the Company approved the Phantom Stock Option Plan for the President of the Company. The Plan provides the granting of a specified number of phantom stock options each year during the three year period beginning February 1, 1996. At January 31, 1997, there were 1,395 phantom stock options outstanding. All phantom stock options vest on January 31, 1999. The difference between the book value of the shares on January 31, 1999, and the book value of the shares at the date the options are issued will be paid to the President of the Company in cash. Options that have been issued will convert to stock if the Company is sold during the three year period.

8.   LETTER OF INTENT

On April 7, 1997, the Company's shareholders entered into a letter of intent to sell the stock of the Company to an outside party.